UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021	Commission File Number: 0-17449

___________________________

PROCYON CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

1300 S. HIGHLAND

CLEARWATER, FL 33756

(727) 447-2998

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2021, and effective May 1, 2021, Procyon Corporation (the “Company”) entered into a lease for its warehouse and office in Clearwater, FL. The new lease is for a larger space (approximately 18,000 square feet) in a new location. The term of the agreement is for five years. The Company will receive free rent for three plus months and then the rent will begin at $8.50 per square foot and increase at approximately 2% per square foot per year. A copy of the Leases (One for each unit) are attached hereto as Exhibit 10.1 and 10.2, incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease between Vollmer Group and Amerx Health Care Corp, Suite 164 dated January 13, 2021

10.2	Lease between Vollmer Group and Amerx Health Care Corp, Suite 172 dated January 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2021	Procyon Corporation

By: /s/ Justice W. Anderson
Justice W. Anderson Chief Executive Officer